Exhibit 10.7

NOVATION AGREEMENT

This NOVATION AGREEMENT (this “Agreement”), dated as of October 15, 2024 (the “Effective Date”), is by and among Alussa Energy Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), Alussa Energy Sponsor II LLC, a Cayman Islands limited liability company (“Cayman Sponsor”), and Alussa Energy Sponsor II LLC, a Delaware limited liability company (“Delaware Sponsor”). The Company, Cayman Sponsor and Delaware Sponsor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company and Cayman Sponsor are parties to that certain Securities Subscription Agreement, dated as of September 6, 2024, an executed copy of which is attached hereto as Exhibit A (the “Subscription Agreement”);

WHEREAS, in conjunction with the transfer of the Shares (as defined in the Subscription Agreement) from Cayman Sponsor to Delaware Sponsor, Cayman Sponsor desires to transfer by novation to Delaware Sponsor, and Delaware Sponsor desires to accept the transfer by novation of, all the rights, liabilities, duties and obligations of Cayman Sponsor under and in respect of the Subscription Agreement; and

WHEREAS, in order to effect the foregoing, the Parties desire to novate the Subscription Agreement to substitute Cayman Sponsor for Delaware Sponsor as a party to the Subscription Agreement.

NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Novation. The Subscription Agreement is hereby novated to substitute Cayman Sponsor for Delaware Sponsor as though Delaware Sponsor were originally a party thereunder and Cayman Sponsor shall have no rights, liabilities, duties and obligations with respect to or under the novated Subscription Agreement. In furtherance of the foregoing, all references to Cayman Sponsor or “Subscriber” in the Subscription Agreement shall be deemed to be references to Delaware Sponsor as though Delaware Sponsor were originally a party thereunder.

2.	Consent. The Company hereby consents to the novation of the Subscription Agreement to substitute Cayman Sponsor for Delaware Sponsor as though Delaware Sponsor were originally a party thereunder. The Company hereby further consents to the transfer of the Shares (as defined in the Subscription Agreement) from Cayman Sponsor to Delaware Sponsor.

3.	Release; Assumption. Effective as of the Effective Date, Cayman Sponsor is hereby released from any and all rights, liabilities, duties and obligations under the Subscription Agreement. Effective as of the Effective Date, Delaware Sponsor hereby assumes all such rights, liabilities, duties and obligations under the Subscription Agreement. If and to the extent Cayman Sponsor has breached the Subscription Agreement prior to the Effective Date, then the liability for such breach shall become the liability of Delaware Sponsor.

4.	Miscellaneous.

(a)	On or after Effective Date, each of the Parties shall at its own cost (and shall use its reasonable endeavours to procure that any third parties shall) promptly execute and deliver to the other Parties such other documents in a form satisfactory, acting reasonably, to the other Parties, and take such other action, as may be reasonably required to give to the other Party the full benefit of all the provisions of this Agreement, including by executing relevant transfer forms to procure the transfer of any Shares (as defined in the Subscription Agreement) between Cayman Sponsor and Delaware Sponsor.

(b)	This Agreement shall constitute the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersede all previous negotiations, commitments and writings. It shall not be modified or altered in any manner except by an instrument in writing executed by the Parties hereto and as provided in this agreement. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

(c)	All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

(d)	The interpretation, validity, and performance of this Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principle applicable therein. The parties agree that the state and federal courts in the State of New York shall have exclusive jurisdiction over all matters arising out of this Agreement and waive any defense of forum non conveniens.

(e)	In case one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(f)	This Agreement may be executed in any number of counterparts, each such counterpart shall be an original instrument, and all such counterparts shall together constitute the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each of the Parties need not sign the same counterpart.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Alussa Energy Acquisition Corp. II

By:	/s/ W. Richard Anderson
	Name:	W. Richard Anderson
	Title:	Director

Alussa Energy Sponsor II LLC, a Cayman Islands limited liability company

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Manager

Alussa Energy Sponsor II LLC, a Delaware limited liability company

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Manager

[Signature page to Novation Agreement]

Exhibit A

Subscription Agreement

(Attached)

Execution Version

Alussa Energy Acquisition Corp. II

c/o Appleby Global Services (Cayman) Limited

71 Fort Street, George Town

PO Box 500

Grand Cayman, KY1-1106

Cayman Islands

September 6, 2024

Alussa Energy Sponsor II LLC

c/o Appleby Global Services (Cayman) Limited

71 Fort Street, George Town

PO Box 500

Grand Cayman, KY1-1106

Cayman Islands

RE:	Securities Subscription Agreement

Ladies and Gentlemen:

Alussa Energy Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), is pleased to accept the offer Alussa Energy Sponsor II LLC, a Cayman Islands limited liability company (the “Subscriber” or “you”), has made to subscribe for 7,187,500 Class B ordinary shares of the Company (the “Shares”), U.S.$0.0001 par value per share (the “Class B Shares”), up to 937,500 of which are subject to complete or partial forfeiture by you if the underwriters of the Company’s initial public offering of its securities (“IPO”), if any, do not fully exercise their over-allotment option (the “Over-allotment Option”). For the purposes of this agreement (this “Agreement”), references to “Ordinary Shares” are to, collectively, the Class B Shares and the Company’s Class A ordinary shares, U.S.$0.0001 par value per share (the “Class A Shares”). Pursuant to the Company’s memorandum and articles of association, as amended to the date hereof (the “Memorandum and Articles”), Class B Shares will convert into Class A shares on a one-for-one basis, subject to adjustment, upon the terms and conditions set forth in the Articles. Unless the context otherwise requires, as used herein “Shares” shall be deemed to include any Class A Shares issued upon conversion of the Class B Shares comprising the Shares. The terms on which the Company is willing to issue the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1. Subscription of Shares.

For the sum of U.S.$25,000, which the Company acknowledges receiving in cash, the Company hereby agrees to allot and issue the Shares to the Subscriber, and the Subscriber hereby subscribes for the Shares from the Company, on the terms and subject to the conditions set forth in this Agreement including as to forfeiture. Immediately following the Subscriber’s execution of this Agreement, the Company shall update its register of members to record the issuance of the Shares and, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the Shares (the “Original Certificate”). All references in this Agreement to Shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1 No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3 Registration and Authority. The Subscriber is a Cayman Islands limited liability company, validly registered and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4 Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless such transaction is registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such offer and sale. The Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of the Subscriber’s investment in the Shares.

2.1.5 Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6 Private Placement. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption applicable to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7 Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8 Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Subscriber understands that any certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. The Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may, at the Company’s option, be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until at least one year following consummation of the initial business combination of the Company (which may not occur), despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9 No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Subscriber to subscribe for the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1 Organization and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Company’s Memorandum and Articles, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3 Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Memorandum and Articles, and registration in the register of members of the Company, (i) the Shares will be duly and validly issued as fully paid and nonassessable, and (ii) the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements to which the Shares may be subject, (b) transfer restrictions and liens under the Memorandum and Articles, (c) transfer restrictions under federal and state securities laws, and (d) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.5 Authorization. The Class A Shares issuable upon conversion of the Class B Shares have been duly authorized and reserved for issuance upon such conversion.

3. Forfeiture of Shares.

3.1 Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit at the time such Over-allotment Option expires (or earlier if the underwriters of the IPO waive their ability to exercise such Over-allotment Option) such number of Shares (up to an aggregate of [937,500] Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the number of issued Class B Shares held by the Subscriber and all other initial shareholders of the Company prior to the IPO, if any, will equal 20% of the issued and outstanding Ordinary Shares immediately following the IPO (in each case, not including Class A Shares issuable upon exercise of any warrants). Such forfeiture shall take effect as a surrender for no consideration as a matter of Cayman Islands law, and shall occur upon the expiration of the Over-allotment Option (or earlier if the underwriters of the IPO waive their ability to exercise such Over-allotment Option).

3.2 Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or, if applicable, it and any transferees of Shares), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

3.3 Share Certificates. In the event an adjustment to the Original Certificate, if any, is required pursuant to this Section 3, then the Subscriber shall return such Original Certificate to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising Subscriber of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Shares held by the Subscriber. The New Certificate, if any, shall be provided to the Subscriber as soon as practicable. Any such adjustment for any uncertificated securities held by the Subscriber shall be made in book-entry form.

4. Waiver of Liquidation Distributions; Redemption Rights.

In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), including in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any Class A Shares so purchased shall be entitled to redemption rights in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. However, in no event will the Subscriber have the right to redeem any Ordinary Shares held by it into funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1 Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated on or prior to the closing of the IPO by and among the Subscriber, the Company and the other parties thereto, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received, if requested by the Company, an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2 Lock-up. The Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock- up”) contained in the Insider Letter. Pursuant to the Insider Letter, the Subscriber will agree (subject to certain customary exceptions) not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares until the earlier to occur of: (A) one year after the completion of the Company’s initial business combination, (B) if the last sale price of the Class A Shares equals or exceeds U.S.$12.00 per share (as adjusted for share sub-divisions, share combinations, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination, and (C) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after its initial business combination that results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

5.3 Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL (IF THE COMPANY SO REQUESTS), IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4 Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of an extraordinary dividend payable in a form other than Ordinary Shares, a spin-off, a share sub-division, share combinations, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Ordinary Shares subject to this Section 5 and Section 3.

5.5 Registration Rights. The Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6. Other Agreements.

6.1 Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3 Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between the Subscriber and the Company and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 related to the IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6 Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12 No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof;” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16 Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7. Voting and Tender of Shares.

The Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption or repurchase with respect to any of the Shares in connection with an initial business combination or any amendment to the Company’s Memorandum and Articles of Association, as amended, prior to an initial business combination. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8. Indemnification.

Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of the Agreement and return it to us.

Very truly yours,

Alussa Energy Acquisition Corp. II

By:	/s/ W. Richard Anderson
	Name:	W. Richard Anderson
	Title:	Director

Accepted and agreed, September 6, 2024

Alussa Energy Sponsor II LLC

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Manager